Exhibit 99.2
SOUTHERN CALIFORNIA BRAIDING CO., INC.
(An "S" Corporation)
UNAUDITED INTERIM FINANCIAL STATEMENTS
Nine-Month Periods Ended September 30, 2010 and 2009

SOUTHERN CALIFORNIA BRAIDING CO., INC.
(An "S" Corporation)
BALANCE SHEETS
September 30, 2010 and December 31, 2009

	September 30,	December 31,
	2010	2009
ASSETS	(Unaudited)
Current assets:
Cash	$283,655	$57,628
Accounts receivable (less allowance for doubtful
accounts of $25,000 in both periods)	1,102,104	1,956,836
Inventory (Note 2)	3,040,881	1,051,716
Other current assets	55,000	--
Total current assets	4,481,640	3,066,180

Property and equipment (Note 3)	3,029,353	2,976,814
Accumulated depreciation	(1,853,243)	(1,623,312)
Net property and equipment	1,176,110	1,353,502
Other assets:
Deposits	15,337	15,337
Due from officer (Note 4)	4,847,898	2,669,893
Total other assets	4,863,235	2,685,230

	$10,520,985	$7,104,912

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Revolving line of credit (Note 5)	$1,000,000	$900,000
Accounts payable	555,499	751,414
Accrued expenses (Note 6)	83,776	58,623
Total liabilities	1,639,275	1,710,037

Commitments, related party and contingencies (Note 7)
Stockholders’ equity:
Common stock, no par value: 7,500 shares
authorized, 1,000 shares issued and outstanding	24,604	24,604
Retained earnings	8,857,106	5,370,271
Total stockholders’ equity	8,881,710	5,394,875

	$10,520,985	$7,104,912

See accompanying notes to financial statements.

SOUTHERN CALIFORNIA BRAIDING CO., INC.
(An "S" Corporation)
UNAUDITED STATEMENTS OF INCOME
Nine-Month Periods Ended September 30, 2010 and 2009

	Nine Months		Nine Months
	Ended	Percent	Ended	Percent
	September, 30	of	September, 30	of
	2010	Net Sales	2009	Net Sales

Net sales	$14,859,772	100.0%	$8,814,674	100.0%

Cost of goods sold	7,635,342	51.4	4,024,488	45.7

Gross profit	7,224,430	48.6	4,790,186	54.3

Operating expenses:
Selling and shipping	565,385	3.8	334,929	3.8
Officer salaries	534,154	3.6	156,000	1.8
General and administration	2,675,551	18.0	1,834,961	20.8
Total operating expenses	3,775,090	25.4	2,325,890	26.4

Operating income	3,449,340	23.2	2,464,296	28.0

Other income (expense):
Other income	78,944	0.5	(41,015)	(0.5)
Interest income	30	--	1,438	--
Interest (expense)	(31,139)	(0.2)	(16,836)	(0.2)
Total other income	47,835	0.3	(56,413)	(0.6)

Income before income taxes	3,497,175	23.5	2,407,883	27.3

Provision for income taxes	10,340	0.1	10,200	0.1

Net income	$3,486,835	23.4%	$2,397,683	27.2%

See accompanying notes to financial statements.

SOUTHERN CALIFORNIA BRAIDING CO., INC.
(An "S" Corporation)
UNAUDITED STATEMENTS OF STOCKHOLDERS' EQUITY
Nine-Month Periods Ended September 30, 2010 and 2009

	Shares			Total
	Issued and	Common	Retained	Stockholders'
	Outstanding	Stock	Earnings	Equity

Balance at December 31, 2008	1,000	$24,604	$4,962,026	$4,986,630

Net income for nine months ended
September 30, 2009	--	--	2,397,683	2,397,683

Balance at September 30, 2009	1,000	$24,604	$7,359,709	$7,384,313

Balance at December 31, 2009	1,000	$24,604	$5,370,271	$5,394,875

Net income for nine months ended
September 30, 2010	--	--	3,486,835	3,486,835

Balance at September 30, 2010	1,000	$24,604	$8,857,106	$8,881,710

See accompanying notes to financial statements.

SOUTHERN CALIFORNIA BRAIDING CO., INC.
(An "S" Corporation)
UNAUDITED STATEMENTS OF CASH FLOWS
Nine-Month Periods Ended September 30, 2010 and 2009

	Nine months ended September 30,
	2010	2009
Cash flows from operating activities:
Net income	$3,486,835	$2,397,683

Adjustments to reconcile net income to net
cash provided by operating activities :
Depreciation	311,068	297,401
Change in current assets and liabilities:
Accounts receivable, net	854,732	(945,437)
Inventory	(1,989,165)	43,073
Other current assets	(55,000)	13,815
Accounts payable	(195,915)	(81,084)
Accrued expenses	25,153	49,220
Net cash provided by operating activities	2,437,708	1,774,671

Cash flows from investing activities:
Acquisition of property and equipment	(147,182)	(630,596)
Advances to officer	(2,164,499)	(2,935,138)
Net cash used in investing activities	(2,311,681)	(3,565,734)

Cash flows from financing activities:
Net activity in revolving line of credit	100,000	900,000
Net cash provided by financing activities	100,000	900,000

Net increase (decrease) in cash	226,027	(891,063)
Cash at beginning of period	57,628	935,209

Cash at end of period	$283,655	$44,146

Cash payments for:
Interest	$31,139	$16,836
Income taxes	10,340	--
Non-cash investing activity:
Fixed assets disposed of in "due from officer" account	$13,506	$--

See accompanying notes to financial statements.

SOUTHERN CALIFORNIA BRAIDING CO., INC.
(An "S" Corporation)
NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
September 30, 2010 and 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business - Southern California Braiding Co., Inc. (An “S” Corporation) (the “Company”) is primarily engaged in the manufacture of braided wire cables for the aerospace and defense industries. The Company is a California subchapter “S” Corporation.

FASB Codification - The Financial Accounting Standards Board (FASB) sets generally accepted accounting principles (GAAP) that the Company follows to ensure consistent reporting of financial condition, results of operations, and cash flows.  In June 2009, the FASB established the FASB Accounting Standards Codification (Codification) as the sole source of authoritative GAAP.

The Codification does not change how the Company accounts for its transactions or the nature of the related disclosures made.  The change was made effective by the FASB for periods ending on or after September 15, 2009.  The adoption of the Codification did not impact the Company’s financial position and results of operations. The Company has updated these financial statements to reflect the guidance in the Codification.

Concentrations of Credit Risk - The Company sells its products to customers throughout the United States.  At September 30, 2010, one customer accounted for 23% of accounts receivable and 70% of net sales.  At September 30, 2009, eight customers accounted for 66% of accounts receivable and 73% of year-to-date net sales.  The Company performs ongoing credit evaluations on its customers and generally does not require collateral.  Management does not expect any major business relationships to be lost or disrupted in the near future.

The Company maintains bank accounts with a major banking institution in which the deposits are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000.  At September 30, 2010, the Company maintained balances in excess of FDIC insurance limits.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Accounts Receivable - Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts. Management determined the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial conditions and credit history, and current economic conditions.

Inventory - Inventory is stated at the lower of cost (first-in, first-out) or market value.  Market value is considered as replacement cost.  Inventory consists of finished goods, work in process, and components. Inventory cost includes expenses that are directly or indirectly incurred in the acquisition and production of merchandise and manufactured products for sales. Expenses include the cost of materials and supplies used in production, direct labor costs and allocated overhead costs.

Property and Equipment - Property and equipment are recorded at cost.  Depreciation is calculated using the straight-line method.  The depreciation method is designed to amortize the cost of the assets over the estimated useful lives, in years, of the respective assets as follows:

Furniture and fixtures	7 years
Computers and equipment	5 to 7 years
Automobiles	5 years

Leasehold improvements are amortized over the life of the lease or the estimated useful life of the asset, whichever is shorter.

Maintenance and repairs are charged to expense as incurred.  Renewals and improvements of a major nature are capitalized.  At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.

Revenue Recognition - Revenues from the sale of products are recognized upon shipment of products to customers and title passes.  Right of return is granted on products shipped when products received are damaged or not in compliance with the customer orders.

Shipping and Handling Fees and Costs - In accordance with Accounting Standards, revenue received from shipping and handling fees is reflected in net sales, and costs incurred from shipping and handling fees is reflected in cost of goods sold.

Long-Lived Assets - Long-Lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows (undiscounted and without interest) expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.  The Company determined that no impairment loss needs to be recognized for the nine-month periods ended September 30, 2010 or 2009.

Fair Value of Financial Instruments - For certain Company financial instruments, including cash, accounts receivable, due from related parties, prepaid expenses and other current assets, accounts payable, and accrued liabilities, the carrying amounts approximate fair value due to their short maturities.  The amounts shown for note payable to bank also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

Advertising and Promotional Expenses - Advertising and promotional expenses are charged to expense as incurred. There were no advertising expenses for the nine-month periods ended September 30, 2010 or 2009.

Income Taxes - The Company has elected “S” Corporation status for Federal and state income tax purposes.  Under this provision, the Company does not pay Federal income taxes, and operating income and losses are passed through to the stockholders.  State income taxes are provided for based upon earnings reported for financial statement purposes at the greater of the “S” Corporation rate of 1.5% or $800.

Vacation Expense - Employees earn credits during the current year for future vacation benefits.  The expense and corresponding liability are accrued when vacations are earned rather than when vacations are paid.

Leases - The Company leases certain property and equipment under operating and capital leases as defined by the Accounting Standards.  Leases which meet certain criteria are classified as capital leases, and assets and liabilities are recorded at amounts equal to the lesser of the present value of the minimum lease payments or the fair value of leased properties at the beginning of the respective lease terms.  Such assets are amortized in a manner consistent with the Company’s normal depreciation policies over the related lease terms or their economic useful lives.  Interest expense relating to the lease liabilities is recorded at constant rates of interest over the terms of the leases.  Leases which do not meet such criteria are classified as operating leases and related rentals are charged to expense as incurred.

Subsequent Events -The Company evaluated subsequent events through December 15, 2010, the date these financial statements were issued. With the exception of those matters discussed in Note 9, there were no material subsequent events that required recognition or additional disclosure in these financial statements.

NOTE 2 - INVENTORY

Inventory consisted of the following at September 30, 2010 and December 31, 2009:

	September 30,	December 31,
Inventory	2010	2009

Components	$2,029,126	$1,051,716
Work in process	442,450	--
Finished goods	569,305	--
	$3,040,881	$1,051,716

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30, 2010 and December 31, 2009:

	September 30,	December 31,
Property & Equipment	2010	2009

Computers and equipment	$1,028,569	$1,060,467
Furniture and fixtures	356,536	343,242
Leasehold improvements	1,644,248	1,573,105
	3,029,353	2,976,814
Accumulated depreciation & amortization	(1,853,243)	(1,623,312)
	$1,176,110	$1,353,502

Depreciation and amortization expense for the nine-month periods ended September 30, 2010 and 2009 totaled $311,068 and $297,401, respectively.

NOTE 4 - TRANSACTIONS WITH RELATED PARTIES

Due from Officer - At times throughout the year, the Company advances money to the majority stockholder. These amounts are considered “due on demand” and do not accrue interest. At September 30, 2010 and December 31, 2009, the Company had amounts due from the majority stockholder of $4,847,898 and $2,669,893, respectively.

NOTE 5 - LINE OF CREDIT

The Company maintains a revolving line of credit with a bank to assure credit availability.  The Company’s line of credit permits indebtedness of up to $3,000,000 and matures on June 2, 2011.  Borrowings are secured by substantially all assets of the Company and are personally guaranteed by one of the stockholders.  Interest is payable monthly, at the bank’s prime lending rate, (prime rate at September 30, 2010 was 3.25%) plus 0.75%.  The outstanding balances on the line of credit at September 30, 2010 and December 31, 2009 were $1,000,000 and $900,000, respectively.

Under the terms of this line of credit, the Company is required to meet certain covenants, including maintenance of minimum levels of tangible net worth, current ratio, and profitability as well as a maximum level of debt to tangible net worth.

NOTE 6 - ACCRUED EXPENSES

Accrued expenses consisted of the following at September 30, 2010 and December 31, 2009:

	September 30,	December 31,
Accrued Expenses	2010	2009

Payroll	$75,725	$11,786
Commissions	--	46,046
Other	8,051	791
	$83,776	$58,623

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Leases - The Company conducts its operations in buildings leased under noncancelable lease agreements that expire at various dates from March 2012 to March 2015 and provide for monthly rents starting at $1,500 to $14,852.  Rent expense for the mentioned leases for the nine-month periods ended September 30, 2010 and 2009 totaled $255,956 and $191,378, respectively.

Future minimum payments under these leases were as follows:

September 30,
Minimum Lease Payments	2010

Three months ending December 31, 2010	$110,163
Years ending December 31:
2011	354,321
2012	339,177
2013	257,403
2014	20,100
Thereafter	5,100
$1,086,264

Operating Sublease - The Company subleases part of its corporate offices to a related party.  The agreement provides for monthly rent of $2,000 and expires March 2012.  Rental income received from the related party under this noncancelable lease is recorded in general and administration expenses as an offset to total rent expense. Total rental income for the nine months ended September 30, 2010 was $18,000.

Future minimum rental income under the operating sublease was as follows:

September 30,
Minimum Sublease Income	2010

Three months ending December 31, 2010	$6,000
Years ending December 31:
2011	24,000
2012	6,000
$36,000

NOTE 8 - LITIGATION

The Company in its ordinary course of business is subject to certain outside claims and potential litigation.  The Company is not involved in any non-workers compensation claims or litigation.  In the opinion of the Company management and its counsel, there are no matters which could have a material effect on the accompanying financial statements.

NOTE 9 - SUBSEQUENT EVENTS

Subsequent to September 30, 2010, the owners have signed a letter of intent to sell the Company to a third party.  The transaction is expected to be completed by the end of the year.

The Company has entered into a forty-eight month term loan in the amount of $500,000 and is personally guaranteed by one of the stockholders.  The loan was not funded until October 2010. Interest is payable monthly at the rate of prime plus 1.00%.  In addition to interest payments, principal payments in the amount of $10,417 are payable monthly beginning November 2, 2010 with final payment October 2, 2014.